UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

FUSHI COPPERWELD, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-19276	13-3140715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China	116100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-8770-3333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.02.                       Unregistered Sale of Equity Securities.

On August 24, 2009, we issued 440,529 shares of our common stock, par value $0.006 per share (the “Shares”) to Citadel Equity Fund Ltd. (“Citadel”) for the repurchase of $2,000,000 aggregate principal face amount of 3.0% Guaranteed Senior Secured Convertible Notes due 2012 (“the Notes”), at a repurchase price of $4,000,000, which was equal to 200% of the principal amount of the Notes.  The repurchase price was $9.08 per share.

The issuance of the Shares was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) and/or Regulation S promulgated thereunder.  We relied on the representation by Citadel that it is a non-U.S. person in issuing the Shares under Regulation S. We did not receive any cash in connection with the issuance of the Shares and we did not engage a placement agent or underwriter in connection with the issuance of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: August 28, 2009
By:	/s/ Chris Wang
Chris Wang
Chief Financial Officer and President